Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


We consent to the incorporation by reference in this Registration Statement on Form S-8 being filed by World Transport Authority, Inc. (the "Company") of our report, dated September 24, 2002, which appears in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2002 and includes an explanatory paragraph concerning the Company's ability to continue as a going concern. We also consent to the related reference to our firm under the caption "Experts" in the Prospectus of this Registration Statement.


                              J. H. COHN LLP

San Diego, California
November 19, 2002